QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (a)(1)(vi)

LIBERTY GLOBAL, INC.

OFFER TO PURCHASE FOR CASH
UP TO 5,084,746 SHARES OF ITS SERIES A COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE NOT GREATER THAN $29.50
NOR LESS THAN $26.08 PER SHARE

AND

OFFER TO PURCHASE FOR CASH
UP TO 5,246,590 SHARES OF ITS SERIES C COMMON STOCK, PAR VALUE $0.01 PER SHARE,
AT A PURCHASE PRICE NOT GREATER THAN $28.59
NOR LESS THAN $25.27 PER SHARE

THE TENDER OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS
EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 4, 2007
UNLESS EITHER OR BOTH TENDER OFFERS ARE EXTENDED.

December 4, 2006

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Liberty Global, Inc., a Delaware corporation, has appointed us to act as information agent in connection with its offer to purchase for cash up to 5,084,746 shares of its Series A common stock, par value $0.01 per share, and its offer to purchase for cash up to 5,246,590 shares of its Series C common stock, par value $0.01 per share, from its stockholders. The tender offers will be conducted upon the terms and subject to the conditions set forth in the offer to purchase, dated December 4, 2006, and the related letters of transmittal of Liberty Global. Liberty Global is inviting stockholders to tender shares of Series A common stock at a purchase price not greater than $29.50 per share nor less than $26.08 per share and shares of Series C common stock at a purchase price not greater than $28.59 per share nor less than $25.27 per share, in each case net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the tender offers.

On the terms and subject to the conditions of the Series A tender offer, Liberty Global will determine the single per share price, not greater than $29.50 nor less than $26.08 per Series A share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Global will pay for Series A shares properly tendered and not properly withdrawn in the Series A tender offer, taking into account the total number of Series A shares so tendered and the prices specified by the tendering stockholders. Liberty Global will select the lowest purchase price that will allow it to purchase 5,084,746 Series A shares pursuant to the Series A tender offer, or such fewer number of Series A shares as are properly tendered and not properly withdrawn. Liberty Global refers to the purchase price it selects within the range indicated for its Series A shares as the Series A purchase price.

On the terms and subject to the conditions of the Series C tender offer, Liberty Global will determine the single per share price, not greater than $28.59 nor less than $25.27 per Series C share, net to the seller in cash, less any applicable withholding taxes and without interest, that Liberty Global will pay for Series C shares properly tendered and not properly withdrawn in the Series C tender offer, taking into account the total number of Series C shares so tendered and the prices specified by the tendering stockholders. Liberty Global will select the lowest purchase price that will allow it to purchase 5,246,590 Series C shares pursuant to the Series C tender offer, or such fewer number of Series C shares as are properly tendered and not properly withdrawn. Liberty Global refers to the purchase price it selects within the range indicated for its Series C shares as the Series C purchase price.

Liberty Global will purchase at the applicable purchase price all shares properly tendered before the applicable expiration date (as specified in the Offer to Purchase) at prices at or below the applicable purchase price and not validly withdrawn, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offers, including the "odd lot," proration and conditional tender provisions thereof. See Section 1 of the Offer to Purchase. Shares tendered at prices in excess of the applicable purchase price and shares that Liberty Global does not accept for purchase because of the odd lot priority, proration and conditional tender provisions will be returned at Liberty Global's expense to the stockholders who tendered such shares, as promptly as practicable after the applicable expiration date. Liberty Global expressly reserves the right, in its sole discretion, to purchase more than 5,084,746 Series A shares and/or 5,246,590 Series C shares in the tender offers, subject to applicable law.

If, at the applicable expiration date, more than 5,084,746 shares of Series A common stock (or such greater number of Series A shares as Liberty Global may elect to purchase) are properly tendered and not properly withdrawn at or below the purchase price for the Series A shares, Liberty Global will purchase 5,084,746 Series A shares (or such greater number), on the following basis:

  •
  first, from all of the holders of "odd lots" of less than 100 Series A shares who properly tender all of their Series A shares at or below the purchase price for the Series A shares and do not properly withdraw them before the expiration date for the Series A tender offer;

  •
  second, from all other stockholders who properly tender Series A shares at or below the Series A purchase price and do not properly withdraw them, on a pro rata basis (except for stockholders who tendered Series A shares conditionally if the condition was not satisfied); and

  •
  third, only if necessary to permit Liberty Global to purchase 5,084,746 Series A shares (or such greater number of Series A shares as Liberty Global may elect to accept for payment, subject to applicable law), from stockholders who have conditionally tendered Series A shares at or below the Series A purchase price and do not properly withdraw them (if the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Series A shares are conditionally tendered must have tendered all of their Series A shares.

If, at the applicable expiration date, more than 5,246,590 shares of Series C common stock (or such greater number of Series C shares as Liberty Global may elect to purchase) are properly tendered and not properly withdrawn at or below the purchase price for the Series C shares, Liberty Global will purchase 5,246,590 Series C shares (or such greater number), on the following basis:

  •
  first, from all of the holders of "odd lots" of less than 100 Series C shares who properly tender all of their Series C shares at or below the purchase price for the Series C shares and do not properly withdraw them before the expiration date for the Series C tender offer;

  •
  second, from all other stockholders who properly tender Series C shares at or below the Series C purchase price and do not properly withdraw them, on a pro rata basis (except for stockholders who tendered Series C shares conditionally if the condition was not satisfied); and

  •
  third, only if necessary to permit Liberty Global to purchase 5,246,590 Series C shares (or such greater number of Series C shares as Liberty Global may elect to accept for payment, subject to applicable law), from stockholders who have conditionally tendered Series C shares at or below the Series C purchase price and do not properly withdraw them (if the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Series C shares are conditionally tendered must have tendered all of their Series C shares.

NEITHER TENDER OFFER IS CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. EACH TENDER OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 7 OF THE OFFER TO PURCHASE.

For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1.
Offer to purchase, dated December 4, 2006;

2.
Letter to clients that you may send to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the tender offer;

3.
Letter of transmittal for Series A common stock and Letter of transmittal for Series C common stock for your use and for the information of your clients (together with accompanying instructions and Substitute Form W-9);

4.
Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

5.
Notice of guaranteed delivery for Series A common stock and notice of guaranteed delivery for Series C common stock to be used to accept the tender offers if the share certificates and all other required documents cannot be delivered to the depositary before the applicable expiration date or if the procedure for book-entry transfer cannot be completed before the applicable expiration date.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE TENDER OFFERS, PRORATION PERIODS AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 4, 2007, UNLESS EITHER OR BOTH TENDER OFFERS ARE EXTENDED.

No fees or commissions will be payable to brokers, dealers, commercial banks, trust companies or any person for soliciting tenders of shares under the tender offers other than fees paid to the information agent, as described in the offer to purchase. Liberty Global will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of shares held by you as a nominee or in a fiduciary capacity. Liberty Global will pay or cause to be paid any stock transfer taxes applicable to its purchase of shares, except as otherwise provided in the offer to purchase.

In order to take advantage of the tender offers, a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, including any required signature guarantees and any other required documents, should be sent to the depositary with either a certificate or certificates representing the tendered shares or confirmation of their book-entry transfer, all in accordance with the instructions set forth in the offer to purchase and letter of transmittal.

Holders of shares whose certificate(s) for such shares are not immediately available, holders who cannot deliver such certificate(s) and all other required documents to the depositary or holders who cannot complete the procedures for book-entry transfer before the applicable expiration date must tender their shares according to the procedure for guaranteed delivery set forth in Section 3 of the offer to purchase.

Any inquiries you may have with respect to the tender offers should be addressed to the information agent, D. F. King & Co., Inc., at the address and telephone number set forth on the back cover page of the offer to purchase.

Additional copies of the enclosed material may be obtained from us, by calling: (212) 269-5550.

Very truly yours,
D. F. KING & CO., INC.

ENCLOSURES

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF LIBERTY GLOBAL, THE INFORMATION AGENT OR THE DEPOSITARY OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE TENDER OFFERS OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

QuickLinks

  EXHIBIT (a)(1)(vi)